As filed with the Securities and Exchange Commission on May 6, 2008

Registration No. 333-135793

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VIVUS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3136179
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1172 Castro Street

Mountain View, CA 94040

(650) 934-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

LELAND F. WILSON

President, Chief Executive Officer and Director

VIVUS, Inc.

1172 Castro Street

Mountain View, CA 94040

(650) 934-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

MARIO M. ROSATI

MARK L. REINSTRA

JOHN L. SLEBIR

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment to the Registration Statement on Form S-3 (File No. 333-135793) (the “Registration Statement”) of VIVUS, Inc. (the “Registrant”), filed with the Securities and Exchange Commission on July 14, 2006, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the Registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 6, 2008.

VIVUS, INC.

By:	/S/ LELAND F. WILSON
Leland F. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Leland F. Wilson	President, Chief Executive Officer and Director	May 6, 2008
(Principal Executive Officer)
Leland F. Wilson

*/s/ Mark B. Logan	Chairman of the Board and Director	May 6, 2008

Mark B. Logan

/s/ Timothy E. Morris	Vice President of Finance and Chief Financial Officer	May 6, 2008
(Principal Financial Officer)
Timothy E. Morris

*/s/ Lee B. Perry	Vice President and Chief Accounting Officer (Principal	May 6, 2008
Accounting Officer)
Lee B. Perry

*/s/ Virgil A. Place	Chief Scientific Officer and Director	May 6, 2008

Virgil A. Place

/s/ Charles J. Casamento	Director	May 6, 2008

Charles J. Casamento

*/s/ Graham Strachan	Director	May 6, 2008

Graham Strachan

*/s/ Mario M. Rosati	Director	May 6, 2008

Mario M. Rosati

*/s/ Linda M. Dairiki Shortliffe, M.D.	Director	May 6, 2008

Linda M. Dairiki Shortliffe, M.D.

*By: /s/ Leland F. Wilson, as attorney-in-fact